UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2020

NEW RESIDENTIAL INVESTMENT CORP.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-35777 (Commission File Number)	45-3449660 (IRS Employer Identification No.)

1345 Avenue of the Americas, 45th Floor New York, New York (Address of principal executive offices)		10105 (Zip Code)

Registrant’s telephone number, including area code (212) 479-3150 N/A (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol:	Name of each exchange on which registered:
Common Stock, $0.01 par value per share	NRZ	New York Stock Exchange
7.50% Series A Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock	NRZ PR A	New York Stock Exchange
7.125% Series B Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock	NRZ PR B	New York Stock Exchange
6.375% Series C Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock	NRZ PR C	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company          ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 1.01	Entry into a Material Definitive Agreement.

On May 20, 2020, New Residential Investment Corp. (the “Company”) announced that it entered into a $600 million Senior Secured Term Loan Facility Agreement and committed to issue warrants to purchase up to 43,441,606 shares of the Company’s common stock, par value $0.01 per share (“Common Stock”) as described below.  Certain of the lenders and recipients of the warrants are credit funds managed by affiliates of Fortress Investment Group LLC (“Fortress”). The Company’s manager is an affiliate of Fortress. The transaction, including the issuance of the warrants, was unanimously approved by the independent members of the Company’s board of directors and by the members of the audit committee of the Company’s board of directors.

Credit Agreement

General

On May 19, 2020, the Company entered into a Senior Secured Term Loan Facility Agreement (the “Term Loan Agreement”) with certain of its subsidiaries as guarantors (collectively, the “Subsidiary Guarantors”), certain funds affiliated with Canyon Partners, LLC and certain credit funds managed by affiliates of Fortress, as lenders, and Cortland Capital Market Services LLC, as administrative agent and collateral agent (in such capacities, the “Agent”), providing for a $600 million senior secured three-year term loan facility (the “Term Loan Facility”). Term loans in a principal amount of $310 million are expected to be funded on May 20, 2020 (the “Effective Date”), with the remaining $290 million of term loans expected to be funded on or about May 27, 2020. Proceeds of the Term Loan Facility will be used to repay one or more existing credit facilities of the Company or its subsidiaries, fund working capital and other general corporate purposes and pay fees and expenses incurred in connection with the Term Loan Facility. The maturity date for the term loans is the third anniversary of the Effective Date.

Guarantees and Collateral

The Company’s obligations under the Term Loan Facility are guaranteed by the Subsidiary Guarantors. The obligations of the Company and the Subsidiary Guarantors under the Term Loan Facility are secured by pledges of the equity interests of certain of the Subsidiary Guarantors and the other Restricted Subsidiaries referred to below, as well as a lien on one of the Company’s deposit accounts and the funds deposited therein.

Interest and Fees

Interest on the outstanding principal amount of the term loans accrues at an annual rate of 11%, and the term loans were issued with an original issue discount of 1%. Upon the occurrence and during the continuance of an event of default under the Term Loan Facility, the principal amount of all term loans outstanding and, to the extent permitted by applicable law, any interest payments on such term loans or any fees or other amounts owed under the Term Loan Facility that, in either case, are then overdue, shall thereafter bear interest at an annual rate that is 2% in excess of the interest rate otherwise payable on the term loans.

Voluntary Prepayments, Installment Payments and Mandatory Prepayments

The Company may voluntarily prepay the term loans with one business day’s prior written notice to the Agent without premium or penalty. Installment payments of 0.25% of the outstanding principal amount of the term loans, together with accrued and unpaid interest on such principal amount, are required to be made on the last business day of each March, June, September and December, beginning March 31, 2021. Mandatory prepayments of the term loans are required to be made from net cash proceeds received in connection with certain events, including the following:

•	the incurrence of any incremental term loans under the Term Loan Agreement;
•
the issuance of any equity interest which matures or is mandatorily redeemable, is redeemable at the option of the holder, provides for scheduled payments or dividends in cash or is or becomes convertible into or exchangeable for debt or other equity interests of the type described above, in each case, prior to the date that is 91 days after the latest maturity date of term loans under the Term Loan Agreement;

•	the sale, transfer or other disposition of any equity interests in NewRez LLC or any of its subsidiaries that hold material assets, or any material assets of NewRez LLC or any of its subsidiaries; and
•
the sale, transfer or other disposition of any equity interests in certain subsidiaries of the Company designated as “Unencumbered Asset Equity Pledge Subsidiaries” to any person other than the Company or any Subsidiary Guarantor or any asset of a subset of such subsidiaries designated as “Unencumbered Asset (Long Term) Equity Pledge Subsidiaries” to any person other than another Unencumbered Asset (Long Term) Equity Pledge Subsidiary (but only to the extent the net cash proceeds from the sale, transfer or other disposition of such assets are not retained or invested by such Unencumbered Asset (Long Term) Equity Pledge Subsidiary or another Unencumbered Asset (Long Term) Equity Pledge Subsidiary).

In addition, the Company is required to prepay the term loans with Available Excess Cash (as such term is defined in the Term Loan Agreement) on a monthly basis if the Tangible Book Value (as such term is defined in the Term Loan Agreement) at the end of any month is less than the lesser of (i) $3.15 billion and (ii) the amount that is 5.25 times the sum of the outstanding principal amount of the term loans and any other debt incurred on a pari passu basis with the term loans, until, after giving effect to such prepayments and all other prepayments and repayments of the term loans made on or after the date such prepayment requirement was triggered, at least 25% of the aggregate principal amount of the outstanding term loans has been prepaid. All mandatory prepayments shall be made without premium or penalty.

Covenants

The Term Loan Agreement provides for certain affirmative and negative covenants, applicable to the Company, the Subsidiary Guarantors and certain of their respective subsidiaries designated as “Restricted Subsidiaries.” The negative covenants in the Term Loan Agreement include, among other things, limitations (subject to exceptions) on the Company’s, the Subsidiary Guarantors’ and the Restricted Subsidiaries’ ability to:

•
incur indebtedness, which in any event will permit the Company, the Subsidiary Guarantors and their respective Restricted Subsidiaries to incur (i) certain types of debt and enter into certain types of securitization and repurchase transactions secured by consumer loans, mortgage-related loans and securities, servicing advances, mortgage servicing rights and other assets and (ii) junior lien or unsecured debt in an aggregate principal amount of up to $500 million or, subject to the satisfaction of certain conditions, $750 million;

•
incur liens (applicable to the Company, the Subsidiary Guarantors and their respective subsidiaries, not just their Restricted Subsidiaries), which in any event will permit the Company to incur liens on assets  originated, acquired or funded by any permitted funding indebtedness, servicing advances and other related assets securing permitted servicing advance facility indebtedness, and mortgage-related assets, servicing advances, mortgage servicing rights, real estate assets and other assets capable of being securitized in connection with permitted securitization indebtedness;

•	enter into agreements that prohibit the creation or assumption of liens;
•	prepay certain unsecured or subordinated debt or modifying the terms of such debt;
•
declare dividends or make other distributions or payments to equity holders (including in connection with a redemption or other purchase or acquisition of equity interests or any options or warrants with respect to such equity interests), which in any event will permit the Company to make (i) dividends and distributions intended, in the Company’s reasonable determination, to maintain its status or ability to qualify for taxation as a REIT or avoid the payment of entity-level federal, state and local income or excise tax and (ii) additional dividends and distributions in any fiscal year to the extent Core Earnings (as defined in the Term Loan Agreement) from the prior fiscal year exceeds the amount necessary to make permitted REIT distributions in the current fiscal year;

•
make investments (including a purchase or other acquisition of equity interests, a loan or advance, a capital contribution or any other investment), which in any event will permit the Company, the Subsidiary Guarantors and their respective Restricted Subsidiaries to make (i) investments in mortgage servicing rights, “excess” mortgage servicing rights, servicing advances, consumer loans, residential and commercial mortgage loans and other securities and (ii) any other investments so long as Tangible Book Value (as defined in the Term Loan Agreement) is at least, on a pro forma basis after giving effect to the making of such investment, the lesser of (x) $3,250,000,000 and (y) the amount that is 5.42 times the sum of the outstanding principal amount of the term loans and any other debt incurred on a pari passu basis with the term loans;

•
undertake mergers, consolidations or certain sales, transfers or other dispositions of equity interests or assets (including any sale, transfer or other disposition of any equity interests in NewRez LLC or any of its subsidiaries that hold material assets, or any material assets of NewRez LLC or any of its subsidiaries, to any person other than the Company or any Subsidiary Guarantor outside of the ordinary course of business, unless the Company complies with the related mandatory prepayment obligation described above); and

•
enter into transactions with affiliates (including the payment of management fees and incentive compensation pursuant to the Company’s management agreement with FIG LLC, other than pursuant to the management agreement as it exists on the Effective Date and any amendments or other changes that are not materially adverse, taken as a whole, to the interests of the lenders).

The Company is required to comply with two financial maintenance covenants set forth in the Term Loan Agreement. First, the Company will not permit Tangible Book Value as of the last day of any month to be less than the lesser of (i) $2.5 billion and (ii) the greater of (x) the amount that is 4.17 times the sum of the outstanding principal amount of the term loans and any other debt incurred on a pari passu basis with the term loans and (y) $2.0 billion. Second, the Company will not permit the aggregate amount of unrestricted cash and cash equivalents of the Company and its subsidiaries, calculated on a consolidated basis, for any calendar week (determined on an average basis for each business day of such week) to be less than $125 million. If the Company fails to comply with the minimum Tangible Book Value requirement set forth above for any particular month, the Company may cure such failure to comply by selling or issuing common or preferred equity interests for cash or obtaining a cash contribution to its equity within 30 days of the date financial statements are required to be delivered under the Term Loan Agreement. The Company may include the cash generated from such sale, issuance or contribution with the stockholders’ equity used in the calculation of Tangible Book Value if, by doing so, the Company would be in compliance with such minimum Tangible Book Value requirement. This cure right is subject to limitations set forth in the Term Loan Agreement on the number of times the Company can use this mechanism to cure a breach of the minimum Tangible Book Value requirement. Any such cash received by the Company in connection with the mechanism described in the previous sentence is required to be used to make a mandatory prepayment of the term loans.

Events of Default

Events of default under the Term Loan Agreement include, without limitation, events of default with respect to nonpayment of principal, interest or any fee or other amount due under the Term Loan Facility; breach of representations; breach of covenants; default in other agreements; bankruptcy, appointment of a receiver and other insolvency events; material judgments and attachments; a change of control (defined as any person or group within the meaning of the securities laws, other than Fortress and its investment affiliates, having acquired beneficial ownership or control of 40% or more on a fully diluted basis of the voting and/or economic interest in the equity interests of the Company); and any security documents or other loan documents no longer being in full force and effect.

Warrant Agreement

In connection with the initial funding under the Term Loan Agreement, the Company will issue to the lenders who fund term loans on the Effective Date, in the aggregate: Series 1 Warrants (the “Series 1 Warrants”) to purchase up to 12,684,124 shares of the Common Stock, and Series 2 Warrants  (the “Series 2 Warrants,” and together with the Series 1 Warrants, the “Warrants”) to purchase up to 9,760,705 shares of Common Stock. The remaining Series 1 Warrants to purchase up to 11,865,794 shares of the Common Stock, and Series 2 Warrants to purchase up to 9,130,982 shares of the Common Stock are expected to be issued on or about May 27, 2020 to the lenders funding term loans on such date.

The Warrants are exercisable at the holder’s option at any time and from time to time after September 19, 2020, in whole or in part, until May 19, 2023, at an exercise price of $6.11 per share of Common Stock in the case of the Series 1 Warrants and at an exercise price of $7.94 per share of Common Stock in the case of the Series 2 Warrants. The exercise prices and the number of shares of Common Stock issuable on exercise of the Warrants are subject to certain antidilution adjustments, including for stock dividends, stock splits, reclassifications, noncash distributions, cash dividends in excess of $0.10 per share of Common Stock per quarter and business combination transactions. The lenders have agreed that they are not entitled to receive shares upon exercise of the Warrants to the extent (but only to the extent) that such receipt would result in a violation of the ownership limitations contained in the Company’s charter, as amended from time to time, unless the Company provides an exemption from such ownership limitations.

The Warrants and the shares of Common Stock issuable upon exercise thereof have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and are being issued in a private placement pursuant to Section 4(a)(2) thereof. The Company relied on this exemption from registration based in part on representations made by the lenders in the Warrant Agreement.

Registration Rights Agreement

In connection with the issuance of the Warrants, the Company and the lenders entered into a Registration Rights Agreement dated May 19, 2020 (the “Registration Rights Agreement”), pursuant to which the lenders and their transferees are entitled to certain registration rights. Under the terms of the Registration Rights Agreement, the Company is required to prepare and file a resale registration statement with the Securities and Exchange Commission as promptly as reasonably practicable with respect to the shares of Common Stock for which the Warrants may be exercised but no later than September 19, 2020 (the “Filing Deadline”), and, if the registration statement is not automatically effective, to have the registration statement declared effective as soon as practical thereafter, subject to extension under the terms of the Registration Rights Agreement. The lenders and their transferees are entitled to customary underwritten offering, piggyback and additional demand registration rights with respect to the shares of Common Stock for which the Warrants may be exercised. Under the Registration Rights Agreement, the Company agreed to indemnify the applicable selling shareholder and its controlling persons against any losses or damages resulting from any untrue statement or omission of material fact in any registration statement or prospectus pursuant to which it sells the Company’s Common Stock, unless such liability arose from the applicable selling shareholder’s misstatement or omission, and the applicable selling shareholder will agree to indemnify us against all losses caused by its misstatements or omissions. The Company will pay all registration and offering-related expenses incidental to its performance under the Registration Rights Agreement, and the applicable selling shareholder will pay its portion of all underwriting discounts, commissions and transfer taxes, if any, relating to the sale of its Common Stock under the Registration Rights Agreement.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information contained in Item 1.01 of this Report is incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Report is incorporated by reference into this Item 3.02.

Item 3.03	Material Modification to Rights of Security Holders.

The information contained in Item 1.01 of this Report is incorporated by reference into this Item 3.03.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are being filed herewith:

No.	Description
104	Cover Page Interactive Data File — the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 20, 2020

NEW RESIDENTIAL INVESTMENT CORP.

By:	/s/ Nicola Santoro, Jr.
Nicola Santoro, Jr.
Chief Financial Officer, Chief Accounting Officer and Treasurer